ENTERACTIVE, INC.

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND OTHER RIGHTS AND QUALIFICATIONS OF
                             CLASS A PREFERRED STOCK

                         Pursuant to Section 151 of the
                             General Corporation Law
                            of the State of Delaware



         ENTERACTIVE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of said Corporation, as amended, and pursuant to the provisions of Sections 151 of the Delaware General Corporation Law, said Board duly determined that 6,400 shares of Preferred Stock, $.01 par value per share, shall be designated "Class A Preferred Stock," and to that end the Board adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the Class A Preferred Stock, which resolution is as follows:

                  RESOLVED, that the Board, pursuant to the authority vested in it by the provisions of the Certificate of Incorporation of the Corporation, as amended, hereby creates a class of Preferred Stock of the Corporation, par value $.01 per share, to be designated as "Class A Preferred Stock" and to consist of an aggregate of 6,400 shares. The Class A Preferred Stock shall have such designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions as follows:

                  1. Designations and Amount. 6,400 shares of the Preferred Stock of the Corporation, par value $.01 per share, shall constitute a class of Preferred Stock designated as "Class A Convertible Preferred Stock" (the "Class A Preferred Stock").

                  2. Rank. The Class A Preferred Stock shall rank senior to all classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding, including, without limitation, the Common Stock, par value $.01 per share of the Corporation (the "Common Stock"), and any other classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding (collectively, the "Junior Securities"). In addition, the Corporation will not issue any class or series of any class or capital stock which ranks pari passu with the Class A Preferred Stock with respect to rights on liquidation, dissolution or winding up of the Corporation.

                  3. Dividends. The holders of the Class A Preferred Stock shall not be entitled to receive any dividends, cash or otherwise, in connection with such Class A Preferred Stock. No dividends shall be payable upon any Junior Securities unless equivalent dividends, on an as-converted basis, are declared and paid concurrently on the Class A Preferred Stock. No dividends shall be payable on any other class of preferred stock during such time as the Class A Preferred Stock remains outstanding.

                  4.       Rights on Liquidation, Dissolution or Winding Up,
                           Etc.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the stockholders of the Corporation, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

                           (i) The holders of the Class A Preferred  Stock shall
                  be entitled to receive, prior and in preference to any distribution to the holders of any Junior Securities an amount equal to the product of the stated value of the Class A
                  Preferred Stock ($1,250 per share) (the "Stated Value") multiplied by 1.1 for each share of Class A Preferred Stock then outstanding; and

                           (ii) If there is a  distribution  pursuant to Section
                  4(a)(i) hereof, the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation shall be distributed pro rata to the holders of issued and outstanding shares of Common Stock.

                  (b) If, at any time (the "Change of Control Date"), (i) all or substantially all of the Corporation's assets are sold as an entirety to any person or related group of persons other than an Affiliate or Affiliates (as hereinafter defined) of the Corporation, or (ii) the Corporation is merged into another corporation and the Corporation is not the surviving entity of such merger, (collectively, the "Change of Control"), then the Corporation shall notify the holders of shares of the Class A Preferred Stock in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") within the 30th day following the Change of Control Date (the "Change of Control Payment Date") all shares of the Class A Preferred Stock then outstanding at a purchase price per share equal to the product of the Stated Value multiplied by 1.1 for each such share of the Class A Preferred Stock.

                  Notice of a Change of Control Offer shall be mailed by the Corporation not less than 30 days nor more than 60 days before the Change of Control Payment Date to the holders of shares of the Class A Preferred Stock at their last registered addresses as they appear on the books of the Corporation or its Transfer Agent. The Change of Control Offer shall remain open from the time of mailing until the fifth business day preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4(b) and that all shares of the Class A Preferred Stock will be accepted for purchase;

                  (2)      the purchase price and the Change of Control
                  Payment Date;

                  (3) that holders of shares of the Class A Preferred Stock electing to have shares purchased pursuant to a Change of Control Offer will be required to surrender certificates representing their shares of the Class A Preferred Stock with such documentation evidencing their election to have their shares purchased as the Corporation shall reasonably request, to the Corporation prior to the close of business on the Change of Control Payment Date;

                  (4) that holders will be entitled to withdraw their election if the Corporation receives, not later than the close of business on the three Business Days preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of the Class A Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing his election to have such shares purchased;

                  (5) that holders whose shares are purchased only in part will be issued certificates for shares representing the unpurchased portion of the shares surrendered;

                  (6) the instructions that holders must follow in order to tender their shares; and

                  (7) the circumstances and relevant facts regarding such Change of Control.

                  On the Change of Control Payment Date, the  Corporation  shall
(i) accept for payment the shares tendered pursuant to the Change of Control Offer and (ii) promptly mail to the holder of shares so accepted payment in an amount equal to the purchase price.

                  For purposes of this Section 4(b), the term "Affiliate" shall mean any person directly or indirectly controlling, controlled by or under common control with the Corporation as of the Change of Control Payment Date. For the purposes of this definition, the beneficial ownership of 10% or more of the voting common equity of a person shall be deemed to be control.

                  5. Redemption of Class A Preferred Stock. (a) At any time and from time to time, the Corporation shall have the option to (unless otherwise prevented by law) redeem all, or any portion of on a pro-rata basis, the Class A Preferred Stock, as provided in Section 5(b) and upon 30 days prior written notice of the Corporation's intention to exercise the redemption option to the holders of the then outstanding shares of Class A Preferred Stock, at a redemption price equal to 1.1 multiplied by the Stated Value for each such share of the Class A Preferred Stock; (b) the Corporation must redeem the Class A Preferred Stock at 1.1 multiplied by the Stated Value in the event the Corporation receives proceeds from (i) the exercise of any of the Corporation's outstanding warrants to purchase Common Stock, at an exercise price of $4.00 per share expiring October 20, 1997, or as such date may be extended or (ii) any other equity financing, provided, however, that only 50% of the proceeds from such other financings are required to be applied to redeem the Preferred Stock; and (c) the Corporation may use the proceeds derived from the aforementioned Sections (b)(i) and (ii) to redeem a portion of the Class A Preferred Stock on a pro rata basis to the extent that the proceeds from such financings are not sufficient to fund the redemption of all of the outstanding shares of Class A Preferred Stock.

                  (b) Notice of any Class A Preferred Stock redemption date and the redemption option exercisable in connection therewith pursuant to this
Section 5 shall be sent by the Corporation by first-class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Class A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation. Such notice shall be mailed 30 days in advance of the applicable Class A Preferred Stock redemption date. At any time on or after the Class A

Preferred Stock redemption date, the holders of record of shares of Class A Preferred Stock to be redeemed on such Class A Preferred Stock redemption date in accordance with this Section 5 shall be entitled to receive the applicable redemption price upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed.

                  6. Voting Rights. The holders of Class A Preferred Stock shall be entitled to vote on all matters submitted to the holders of Common Stock of the Corporation. Each share of Class A Preferred Stock shall have that number of votes equal to the number of shares of Common Stock into which it is then convertible as of the record date of the proposed stockholder action. The holders of Class A Preferred Stock shall also vote as a separate class on all matters which the General Corporation Law of the State of Delaware specifically requires the holders of the Class A Preferred Stock to vote as a separate class.

                  7.       Conversion of Class A Preferred Stock.

                  (a) The holders of Class A Preferred Stock shall have the right, at such holders' option, at any time after April 30, 1998 or from time to time thereafter, to convert each share of Class A Preferred Stock into such whole number of shares of Common Stock equal to the aggregate Stated Value of the Class A Preferred Stock to be converted divided by the lesser of (i) $2.00 or (ii) 50% of the average closing sale price (determined as provided in Section 7(f)) for the Common Stock for the last ten trading days in the fiscal quarter of the Corporation prior to such conversion (the "Conversion Rate"), subject to adjustment as hereinafter provided.

                  (b) Before any holder of Class A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  (c) The Corporation shall not be required to issue fractions of shares of Common Stock upon conversion of the Preferred Stock. If any fractions of a share would, but for this Section, be issuable upon any conversion of Preferred Stock, in lieu of such fractional share, the Corporation shall pay to the holder, in cash, an amount equal to the same fraction of the Closing Price per share of Common Stock.

                  (d) The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the then outstanding shares of the Class A Preferred Stock pursuant to this Section 7. All shares of Common Stock which may be issued upon conversion of shares of the Class A Preferred Stock pursuant to this Section 7 shall be validly issued, fully paid and nonassessable. In order that the Corporation may issue shares of Common Stock upon conversion of shares of the Class A Preferred Stock, the Corporation will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such shares of Common Stock to be issued upon conversion on each securities exchange on which the Common Stock is listed and endeavor to maintain such listing for such period of time as either the Class A Preferred Stock or Common Stock underlying such Class A Preferred Stock remains outstanding.

                  (e) The Conversion Rate in effect at any time for conversion of Class A Preferred Stock into Common Stock pursuant to Section 7(a)(i) only shall be subject to adjustment from time to time as follows:

                  (i) In the event that the Corporation shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect pursuant to Section 7(a)(i) only immediately prior to such action shall be adjusted so that the holder of any shares of the Class A Preferred Stock thereafter surrendered for conversion pursuant to Section 7(a)(i) only shall be entitled to receive only that number of shares of Common Stock which he would have owned immediately following such action had such shares of the Class A Preferred Stock been converted immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective
         (A) immediately after the record date in the case of a dividend or a distribution and (B) immediately after the effective date in the case of a subdivision or combination.

                  (ii) In case the Corporation shall distribute to all holders of Common Stock shares of any class of capital stock other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities, then in each such case the Conversion Rate pursuant to Section 7(a)(i) only shall be adjusted so that the same shall equal the number determined by multiplying the number of shares of Common Stock into which such share of the Class A Preferred Stock was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in Section 7(e)(iii)) of Common Stock on the record date mentioned below, and of which the denominator shall be such current market price of Common Stock, less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution.

                  (f) The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the daily reported closing bid and asked prices regular way for ten consecutive trading days ending the last trading day before the day in question, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Stock, or in case no reported sale takes place, the average of the daily closing bid and asked prices for ten consecutive trading days ending the last trading day before the day in question, on the Nasdaq SmallCap Market ("Nasdaq"), or if the Common Stock is not quoted on Nasdaq, the OTC Electronic Bulletin Board or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the daily closing bid and asked prices for ten consecutive trading days ending the last trading day before the day in question, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not quoted on Nasdaq, the Bulletin Board or any comparable system, the Board of Directors shall in good faith determine the current market price on such basis as it considers appropriate.

                  (g) No adjustment in the Conversion Rate in Section 7(a)(i) shall be required until cumulative adjustments result in a concomitant change of 1% or more of the Conversion Rate under
Section 7(a)(i) as in effect prior to the last adjustment of the Conversion Rate under Section 7(a)(i); provided, however, that any adjustments which by reason of this Section 7(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (h) In the event that, as a result of an adjustment made pursuant to Section 7(e), the holder of any share of the Class A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of any shares of the Class A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 7.

                  (i) The Corporation may make such changes in the Conversion Rate under Section 7(a)(i), in addition to those required by Sections 7(e)(i) and (ii), as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients thereof.

                  (j)  Whenever  the  Conversion  Rate is  adjusted  pursuant to
Section 7(a)(i), the Corporation shall promptly mail first class to all holders of record of shares of the Class A Preferred Stock a notice of the adjustment and shall cause to be prepared a certificate signed by a principal financial officer of the Corporation setting forth the adjusted conversion rate and a brief statement of the facts requiring such adjustment and the computation thereof. Such certificate shall forthwith be filed with each transfer agent for the shares of the Class A Preferred Stock.

                  (k) If any of the following shall occur: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of the Class A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock, then in addition to all of the rights granted to the holders of the Class

A Preferred Stock as designated herein, the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, provide in its certificate of incorporation or other charter document that each share of the Class A Preferred Stock shall have rights and adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. If, in the case of any such reclassification, change, consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of capital stock or other securities and property of a corporation other than the successor purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale or conveyance, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of shares of the Class A Preferred Stock as the Board shall reasonably consider necessary by reason of the foregoing. The provision of this
Section 7(k) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  (l) In the event any shares of Class A Preferred Stock shall be converted pursuant to Section 7 hereof, the shares so converted shall be cancelled.

                  (m) The Corporation will not, by amendment of its Certificate of Incorporation, as amended, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Class A Preferred Stock against impairment.

                  Such resolution was signed by the Chairman of the Board and Secretary of the Corporation.

                  IN WITNESS WHEREOF, we have executed this Certificate of Designation this 11th day of December, 1996.


                                        ENTERACTIVE, INC.


                                        By: /s/ Andrew Gyenes
                                            ------------------------------
                                            Name:  Andrew Gyenes
                                            Title: Chairman of the Board


                                        By:  /s/ Kenneth Gruber
                                             -----------------------------
                                             Name:  Kenneth Gruber
                                             Title: Chief Financial Officer
                                                    and Secretary

                                ENTERACTIVE, INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND OTHER RIGHTS AND QUALIFICATIONS OF
                             CLASS A PREFERRED STOCK

                        Pursuant to Section 151(g) of the
                             General Corporation Law
                            of the State of Delaware


         ENTERACTIVE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

         That, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board"), the Board hereby amends the introductary paragraph of the Certificate of Designations, Preferences and Other Rights and Qualifications of Class A Preferred Stock of the Corporation so that they hereby are amended to read as follows:

         FIRST: That, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of said Corporation, as amended, and pursuant to the provisions of Sections 151 of the Delaware General Corporation Law, said Board duly determined that 6,720 shares of Preferred Stock, $.01 par value per share, shall be designated "Class A Preferred Stock," and to that end the Board adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the Class A Preferred Stock, which resolution is as follows:

                  RESOLVED, that the Board, pursuant to the authority vested in it by the provisions of the Certificate of Incorporation of the Corporation, as amended, hereby creates a class of Preferred Stock of the Corporation, par value $.01 per share, to be designated as "Class A Preferred Stock" and to consist of an aggregate of 6,720 shares. The Class A Preferred Stock shall have such designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions as follows:

                  1. Designations and Amount. 6,720 shares of the Preferred Stock of the Corporation, par value $.01 per share, shall constitute a class of Preferred Stock designated as "Class A Convertible Preferred Stock" (the "Class A Preferred Stock")."

                  The foregoing amendment to the Certificate of Designations, Preferences and Other Rights and Qualifications of Class A Preferred Stock was duly adopted by the Corporation's Board of Director in accordance with the provisions of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, we have executed this Certificate of Amendment of Certificate of Designation this 12th day of December, 1996.


                                        ENTERACTIVE, INC.


                                        By: /s/ Andrew Gyenes
                                           --------------------------------
                                           Name:  Andrew Gyenes
                                           Title: Chairman of the Board and
                                           Chief Executive Officer


                                        By: /s/ Kenneth Gruber
                                           ------------------------------
                                           Name:  Kenneth Gruber
                                           Title: Chief Financial Officer
                                                  and Secretary


                                       -3-